Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment to Investment Management Trust Agreement (this “Agreement Amendment ”) is entered into effective as of May 25, 2023 (the “Effective Date”) by and between GSR II Meteora Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”).

WHEREAS, the parties hereto are parties to that certain Investment Management Trust

Agreement made effective as of February 24, 2022 (the “Trust Agreement”);

WHEREAS, capitalized terms contained in this Agreement Amendment without definition shall have the meanings ascribed to such terms in the Trust Agreement;

WHEREAS, the Board of Directors of the Company has approved and declared the advisability of certain amendments to the Charter with respect to the extension of the time within which the Company must complete an initial Business Combination, which amendments have been submitted to the stockholders of the Company for their consideration and vote, together with this Agreement Amendment, at a special meeting of the stockholders of the Company held on or about the Effective Date (the “Special Meeting”);

WHEREAS, Section 6(c) of the Trust Agreement provides that the Trust Agreement may only be changed, amended or modified pursuant to Section 6(c) thereof (e.g., by a writing signed by each of the parties to the Trust Agreement) with the Consent of the Stockholders, which is defined in Section 6(c) of the Trust Agreement, as relevant to the Special Meeting, to mean “receipt by the Trustee of a certificate from the inspector of elections of the Special Meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class, have voted in favor of such change, amendment or modification…” (such certificate, the “Requisite Vote Certificate”);

WHEREAS, the Trustee has received the Requisite Vote Certificate with respect to the

Consent of the Stockholders to this Agreement Amendment; and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided in this Agreement Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Definitions. Capitalized terms contained in this Agreement Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

2.     Amendment to the Trust Agreement. Effective as of the Effective Date, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Corporate Secretary or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Underwriter, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) upon the date which is the later of (1) the Deadline Date (as such term is defined in the Company’s amended and restated certificate of incorporation (as may be amended from time to time, the “Charter”)) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Charter, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company pursuant to pay its taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;”

3.     No Further Amendment. The parties hereto agree that except as provided in this Agreement Amendment, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Agreement Amendment forms an integral and inseparable part of the Trust Agreement.

4.     References. All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Agreement Amendment. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to February 24, 2022.

5.     Governing Law; Jurisdiction. This Agreement Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes under this Agreement Amendment. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT AMENDMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

6.     Counterparts. This Agreement Amendment may be executed in several original or electronic transmission or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

7.     Other Miscellaneous Terms. The provisions of Sections 6(e), 6(f) and 6(g) of the Trust Agreement shall apply mutatis mutandis to this Agreement Amendment, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement Amendment to be duly executed by their duly authorized representatives effective as of the Effective Date.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Agreement Amendment (Trustee)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement Amendment to be duly executed by their duly authorized representatives effective as of the Effective Date.

GSR II METEORA ACQUISITION CORP.

By:	/s/ Lewis Silberman
Name:	Lewis Silberman
Title:	Co-Chief Executive Officer

[Signature Page to Agreement Amendment (GSRM)]